Exhibit 99.1
FOR IMMEDIATE RELEASE
ENERGY TRANSFER PARTNERS, L.P. ANNOUNCES
PRICING OF $1.5 BILLION OF SENIOR NOTES
DALLAS, TEXAS—March 25, 2008 — Energy Transfer Partners, L.P. (NYSE:ETP) (“ETP” or the “Partnership”) announced the pricing of $350 million aggregate principal amount of its 6.0% senior notes due 2013, $600 million aggregate principal amount of its 6.7% senior notes due 2018 and $550 million aggregate principal amount of its 7.5% senior notes due 2038. The sale of the senior notes is expected to settle on March 28, 2008, subject to customary closing conditions. The Partnership intends to use the net proceeds of approximately $1.48 billion from this offering to repay amounts outstanding under its $500 million, 364-day term loan credit facility, to repay a portion of amounts outstanding under its revolving credit facility and to pay expenses associated with the offering.
Wachovia Capital Markets, LLC, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc. and UBS Securities LLC are acting as joint book-running managers for the offering. In addition, Banc of America Securities LLC, BMO Capital Markets Corp., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc. and Wells Fargo Securities, LLC are co-managing underwriters. The offering is being made by means of a prospectus and related prospectus supplement, copies of which may be obtained from the following addresses:

Wachovia Capital	Credit Suisse Securities	J.P. Morgan Securities	UBS Securities LLC
Markets, LLC	(USA) LLC	Inc.	299 Park Avenue
1525 West W.T. Harris	Attn: Prospectus Dept.	Attn: High Grade Syndicate	New York, NY 10171
Blvd., NC0675	One Madison Avenue	Desk	Prospectus Specialist
Attn: Syndicate Operations	New York, NY 10010	270 Park Avenue	Attn: Clint Lauriston
Charlotte, NC 28262	(800) 221-1037	New York, NY 10017	(877) 827-6444,
(800) 326-5897		(212) 834-4533	ext. 561-3884
You may also obtain these documents for free when they are available by visiting EDGAR on the SEC web site at www.sec.gov.
This offering is made pursuant to an effective shelf registration statement and prospectus filed by the Partnership with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
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Energy Transfer/Page 2
Energy Transfer Partners, L.P. (NYSE:ETP) is a publicly traded partnership owning and operating a diversified portfolio of energy assets. ETP has pipeline operations in Arizona, Colorado, Louisiana, New Mexico and Utah, and owns the largest intrastate pipeline system in Texas. ETP’s natural gas operations include intrastate natural gas gathering and transportation pipelines, natural gas treating and processing assets and three natural gas storage facilities located in Texas. These assets include approximately 14,000 miles of intrastate pipeline in service, with approximately 500 miles of intrastate pipeline under construction, and 2,400 miles of interstate pipeline. ETP is also one of the three largest retail marketers of propane in the United States, serving more than one million customers across the country.
Energy Transfer Equity, L.P. (NYSE:ETE) owns the general partner of Energy Transfer Partners and approximately 62.5 million ETP limited partners units. Together ETP and ETE have a combined enterprise value of approximately $20 billion.
Statements about the offering may be forward-looking statements as defined under federal law. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of the Partnership, and a variety of risks that could cause results to differ materially from those expected by management of the Partnership. The Partnership undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Contacts
Investor Relations:
Energy Transfer
Renee Lorenz
214-981-0700
Media Relations:
Vicki Granado
Gittins & Granado
214-361-0400 direct
214-498-9272 cell
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